Exhibit 99.1

Coleman Cable, Inc. Reports 90.5 Percent Increase in Adjusted EPS for

Third-Quarter 2011

WAUKEGAN, Ill., November 3, 2011 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced third-quarter 2011 financial results.

Highlights

•	Adjusted EPS of $0.40 per diluted share, a 90.5 percent increase versus $0.21 last year;

•	GAAP EPS of $0.37 per diluted share, a 105.6 percent increase versus $0.18 last year;

•	Sales increased to $234.9 million, up 25.2 percent compared to last year;

•	Adjusted EBITDA of $22.3 million, up 34.3 percent compared to last year.

Outlook

•

For the fourth quarter of 2011, the Company estimates sales between $190.0 million and $210.0 million, and Adjusted EPS between $0.17 and $0.31 versus Adjusted EPS of $0.12 for the fourth quarter of 2010.

Third-Quarter 2011 Results

Net sales increased 25.2 percent for the third quarter to $234.9 million versus $187.6 million for the third quarter of 2010, on a 5.0 percent increase in sales volume (measured in total pounds shipped, excluding TRC). Third-quarter 2011 Adjusted EPS and Adjusted EBITDA were $0.40 per diluted share and $22.3 million, respectively, compared to $0.21 per diluted share and $16.6 million, respectively, for the third quarter of 2010.

President and CEO Gary Yetman stated, “We are very pleased with our overall results during the quarter which included Adjusted EPS growth of 90.5 percent on higher sales and gross profit. Despite volatile copper prices during the third quarter of 2011, particularly in September, we saw improved product pricing across a number of our end markets, which contributed to the profit leverage we gained.”

Mr. Yetman concluded, “Looking ahead, copper price volatility and other economic uncertainties will likely continue to present challenges in the fourth quarter, a quarter during which, relative to other quarters, industry-wide demand levels have historically been lower making earnings visibility a bit more challenging. Despite these factors, however, our outlook for the fourth quarter reflects a continued belief that our year-over-year results should continue to be strong.”

On a GAAP basis, the Company recorded earnings of $0.37 per diluted share for the third quarter compared to $0.18 per diluted share last year. Third-quarter 2010 results included $0.2 million ($0.1 million after tax, or $0.01 per diluted share) related to non-cash asset impairment charges. Meanwhile, third-quarter 2011 results included acquisition-related costs of $0.2 million ($0.1 million after tax, or $0.01 per diluted share). Additionally, third-quarter results for the 2011 and 2010 periods included restructuring charges, foreign currency transaction gains (losses) and share-based compensation expense (income). All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation. Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation. Management uses Adjusted EBITDA and Adjusted EPS as measures in evaluating the performance of our business. Other companies may define Adjusted EBITDA and Adjusted EPS differently and, as a result, our measures of Adjusted EBITDA and Adjusted EPS may not be directly comparable to measures used by other companies. For reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, November 4, 2011, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
NET SALES	$234,851	$187,597	$660,502	$517,588
COST OF GOODS SOLD	200,233	162,923	563,617	444,079

GROSS PROFIT	34,618	24,674	96,885	73,509
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,986	11,465	46,480	34,524
INTANGIBLE ASSET AMORTIZATION	1,950	1,606	5,282	5,228
ASSET IMPAIRMENTS	—	202	—	202
RESTRUCTURING CHARGES	1,061	235	1,256	1,560

OPERATING INCOME	16,621	11,166	43,867	31,995
INTEREST EXPENSE	7,086	6,969	21,183	20,471
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	8,566
GAIN ON AVAILABLE FOR SALE SECURITIES	—	—	(753)	—
OTHER (INCOME) LOSS, NET	418	(170)	332	(56)

INCOME BEFORE INCOME TAXES	9,117	4,367	23,105	3,014
INCOME TAX EXPENSE	2,637	1,259	7,023	621

NET INCOME	$6,480	$3,108	$16,082	$2,393

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.37	$0.18	$0.92	$0.14
Diluted	0.37	0.18	0.91	0.14
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,212	16,939	17,141	16,925
Diluted	17,465	17,012	17,362	16,981

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,105	$33,454
Accounts receivable, net of allowances of $2,610 and $2,491, respectively	132,170	110,774
Inventories	121,177	81,130
Deferred income taxes	3,885	3,171
Assets held for sale	546	546
Prepaid expenses and other current assets	3,072	3,761

Total current assets	266,955	232,836

PROPERTY, PLANT AND EQUIPMENT, NET	56,038	45,731
GOODWILL	56,705	29,134
INTANGIBLE ASSETS, NET	30,082	23,764
DEFERRED INCOME TAXES	715	301
OTHER ASSETS	8,415	9,345

TOTAL ASSETS	$418,910	$341,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4	$7
Accounts payable	33,451	22,016
Accrued liabilities	30,696	30,193

Total current liabilities	64,151	52,216

LONG-TERM DEBT	321,743	271,820
OTHER LONG-TERM LIABILITIES	3,115	4,258
DEFERRED INCOME TAXES	1,819	1,595
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,137 and 16,939 issued and outstanding on September 30, 2011 and December 31, 2010, respectively	17	17
Treasury stock	(1,113)	—
Additional paid-in capital	92,514	90,483
Accumulated deficit	(63,178)	(79,260)
Accumulated other comprehensive loss	(158)	(18)

Total shareholders’ equity	28,082	11,222

TOTAL LIABILITIES AND EQUITY	$418,910	$341,111

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Earnings per share	$0.37	$0.18	$0.91	$0.14
Asset impairments	—	0.01	—	0.01
Restructuring charges	0.04	0.01	0.04	0.06
Loss on extinguishment of debt	—	—	—	0.31
Gain on available for sale securities	—	—	(0.04)	—
Other loss (income), net	0.01	(0.01)	0.01	0.00
Share-based compensation expense (income)	(0.03)	0.02	0.10	0.06
Acquisition-related costs	0.01	—	0.12	—

Adjusted diluted earnings per share	$0.40	$0.21	$1.14	$0.58

Net income (loss), as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Thousands)		(Thousands)
Net income	$6,480	$3,108	$16,082	$2,393
Interest expense	7,086	6,969	21,183	20,471
Income tax expense	2,637	1,259	7,023	621
Depreciation and amortization expense (a)	5,137	4,377	14,057	13,562

EBITDA	$21,340	$15,713	$58,345	$37,047

Asset impairments	—	202	—	202
Restructuring charges	1,061	235	1,256	1,560
Loss on extinguishment of debt	—	—	—	8,566
Gain on available for sale securities	—	—	(753)	—
Other loss (income), net	418	(170)	332	(56)
Share-based compensation expense (income)	(739)	631	2,781	1,715
Acquisition-related costs	223	—	2,801	—

ADJUSTED EBITDA	$22,303	$16,611	$64,762	$49,034

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

Third Quarter 2011 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and loss on debt refinancing, foreign currency gains recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation.

Adjusted EPS is net income calculated on a diluted EPS basis excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and loss on debt refinancing, foreign currency gains recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation.

Reconciliation of Fourth Quarter 2011 Earnings Target to GAAP

For the fourth quarter of 2011, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.17 to $0.31 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.14 to $0.31 per share.

*  Rounding differences may occur for various calculated amounts.